UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): May 12, 2011

PROFILE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29196 (Commission File Number)	91-1418002 (I.R.S. Employer Identification No.)

2 Park Avenue, Suite 201 Manhasset, NY	11030
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (516) 365-1909

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

As previously disclosed, on May 9, 2011, Profile Technologies, Inc. (the “Company”) filed for a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of New York (“Bankruptcy Court”) (Case No. 11-73269).

On May 12, 2011, the Company was notified by Peterson Sullivan LLP (the “Former Auditor”) that it has resigned as the independent registered public accounting firm for the Company effective as of that date, and that it was withdrawing its review report related to the previously issued financial statements in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011.

Given the pending bankruptcy case, the Company’s Board of Directors does not intend to appoint a new independent registered public accounting firm. The Company will likely not be able to file any future Quarterly Reports or Annual Reports (“Quarterly and Annual Reports”) required to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, until such time as the Company emerges from bankruptcy protection and the Company is able to secure additional capital. There is, however, no guarantee that, if and when the Company emerges from bankruptcy protection, the Company will be able to secure additional capital and, if able to, that it will again be able to file its Quarterly and Annual Reports.

The report of the Former Auditor on the consolidated financial statements of the Company for the fiscal years ended June 30, 2010 and 2009 (the last fiscal years for which a report was issued) contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, except that the report included an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern, as, at that date, the Company had not yet generated positive cash flows and had an accumulated deficit and negative working capital.

Except as disclosed in this Form 8-K, during the years ended June 30, 2010 and 2009, and during the interim period from the end of the most recently completed fiscal year through May 12, 2011, the date of resignation, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor on would have caused it to make reference to such disagreement in its report. During the fiscal years ended June 30, 2010 and 2009, and during the interim period from the end of the most recently completed fiscal year through May 12, 2011, there were no “reportable events” (as defined in Item 304 of Regulation S-K) between the Company and the Former Auditor.

The Former Auditor stated orally to the Company’s audit committee on May 13, 2011, that it was resigning as independent registered public accounting firm and withdrawing its review report with respect to financial statements in the Form 10-Q for the period ended March 31, 2011, due to, among other reasons, its belief that it could no longer work effectively with the Company because of the Company’s alleged failure to disclose material subsequent events, including an impending bankruptcy, to the Former Auditors during its review of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011. As a consequence of the Former Auditor’s withdrawing of its review report with respect to financial statements in the Form 10-Q for the period ended March 31, 2011, the Company’s audit committee has determined such financial statements should no longer be relied upon.

           The Company has provided the Former Auditor a copy of the disclosures in this Form 8-K and has requested that the Former Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not the Former Auditor agrees with the Company’s statements in this Item 4.01. A copy of the letter dated May 17, 2011 furnished by the Former Auditor in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The required disclosures for Item 4.02 are hereby incorporated by references from Item 4.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter of Peterson Sullivan LLP, dated May 17, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Profile Technologies, Inc.

By: /s/ Richard Palmer Richard Palmer President

Date:           May 17, 2011

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of Peterson Sullivan LLP, dated May 17, 2011.